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                                                                      Exhibit 11
                                                                      ----------
                       Computation of Earnings per Share

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

                                                                                                                   Fully
                                                            Number of                             Primary         Diluted
                                                           Common and                             Weighted       Weighted
                                                        Common Equivalent          Days           Average         Average
 Year Ended December 31, 1996                                 Share             Outstanding        Shares          Shares
-----------------------------------------------------------------------------------------------------------------------------------
Common stock outstanding at January 1, 1997               10,046,471              273           10,046,471
Unexercised Stock options                                                         273              304,411
Unexercised Stock options                                                         238                4,385
Unexercised Stock options                                                         141                  412
Exercise of options                                            4,000              245                3,590
Exercise of options                                           10,000               42                1,538
Exercise of options                                           10,000               42                1,538
Exercise of options                                           25,000               19                1,740
Issuance of common shares                                     15,000               92                5,055
Issuance of common shares                                        937               39                  134
Issuance of common shares                                      1,212                1                    4
Issuance of common shares                                     31,402              120               13,803
Issuance of common shares                                     30,794              119               13,423
Issuance of common shares                                    314,651               99              114,104
Issuance of common shares                                    276,498               86               87,102
Exercise of warrants                                          10,000              124                4,542
Exercise of warrants                                          15,000               69                3,791
Exercise of warrants                                          20,000               19                1,392
Exercise of warrants                                           7,000               15                  385
Exercise of warrants                                           2,562               13                  122
Exercise of warrants                                           1,445                9                   48
Exercise of warrants                                           5,000                1                   18
Underwriter warrants still outstanding                                            273               39,058
                                                    -----------------                          -----------     -----------
 Total Primary Shares                                     10,826,972                            10,647,066      10,647,066
                                                    =================                          ===========
Assumed Conversion of Notes and Debentures                        --                                    --       5,227,430
Assumed Conversion of Options and Warrants                                                                         343,800
                                                                                               -----------     -----------
Primary Shares                                                                                  10,647,066
                                                                                               -----------
Fully Diluted Shares                                                                                            16,218,296
                                                                                                               -----------

 Net Income for the nine months ended September 30, 1997                                       $ 6,541,521     $ 6,541,521
 Interest Expense on Notes and Debentures                                                                        2,693,600
                                                                                               -----------     -----------
                                                                                               $ 6,541,521     $ 9,235,121

 Primary Earnings Per Share                                                                         $ 0.61
                                                                                               ===========
 Fully Diluted Earnings Per Share                                                                              $      0.57
                                                                                                               ===========
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